LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026

Loma Negra Compañía Industrial Argentina Sociedad Anónima Consolidated condensed interim financial statements as of June 30, 2026 Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2026 Contents Unaudited consolidated condensed interim statement of profit or loss and other comprehensive income Unaudited consolidated condensed interim statement of financial position Unaudited consolidated condensed interim statement of changes in equity Unaudited consolidated condensed interim statement of cash flows Notes to the unaudited consolidated condensed interim financial statements: 1. Legal information 2. Basis of preparation 3. Critical accounting judgments and key sources used for estimating uncertainty 4. Sales revenues 5. Cost of sales 6. Selling and administrative expenses 7. Other net gains and losses 8. Tax on bank accounts debits and credits 9. Financial results, net 10. Income tax expense 11. Earnings per share 12. Property, plant and equipment 13. Right of use of assets and lease liabilities 14. Investments 15. Inventories 16. Related party transactions and balances 17. Other receivables 18. Trade accounts receivable 19. Capital stock and other capital related accounts 20. Borrowings 21. Accounts payable 22. Provisions 23. Tax liabilities 24. Other liabilities 25. Cash and cash equivalents 26. Non-cash transactions 27. Segment information 28. Financial instruments 29. Compromises 30. Ferrosur Roca S.A. concession and related rail services 31. The argentine context 32. Officially stamped books Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME AS OF JUNE 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	30.06.2026	30.06.2025	30.06.2026	30.06.2025
Net revenues	4	471,589,429	464,041,572	238,052,771	233,056,136
Cost of sales	5	(365,036,707)	(355,435,274)	(192,390,249)	(185,520,790)
Gross profit		**106,552,722**	**108,606,298**	**45,662,522**	**47,535,346**
Selling and administrative expenses	6	(54,749,413)	(51,879,758)	(28,858,285)	(24,941,841)
Other gains and losses	7	2,674,324	2,814,796	2,020,089	1,873,411
Tax on bank accounts debits and credits	8	(4,973,234)	(5,340,701)	(2,544,056)	(2,821,486)
FINANCIAL RESULTS, NET					
Exchange rate differences	9	(5,870,780)	(44,210,964)	(18,634,199)	(32,030,161)
Gain on net monetary position		57,705,863	58,784,083	22,555,850	22,809,218
Financial income	9	1,157,993	1,515,547	730,778	(15,952)
Financial expenses	9	(24,039,819)	(25,769,689)	(10,278,884)	(13,054,133)
Profit before tax		**78,457,656**	**44,519,612**	**10,653,815**	**(645,598)**
INCOME TAX EXPENSE					
Current	10	(29,833,417)	(16,523,965)	(5,961,016)	(1,874,724)
Deferred	10	1,794,045	2,603,251	2,350,608	3,034,559
NET PROFIT FOR THE PERIOD		**50,418,284**	**30,598,898**	**7,043,407**	**514,237**
Net profit (loss) for the period attributable to:					
Owners of the Company		51,245,312	30,931,988	7,467,504	530,607
Non-controlling interests		(827,028)	(333,090)	(424,097)	(16,370)
NET PROFIT FOR THE PERIOD		**50,418,284**	**30,598,898**	**7,043,407**	**514,237**
Earnings per share (basic and diluted) in Argentine pesos	11	87.8266	53.0127	12.7982	0.9094

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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Notes 30.06.2026 31.12.2025 ASSETS Non-current assets Property, plant and equipment 12 1,552,180,463 1,590,891,348 Right of use of assets 13 3,520,025 3,787,211 Intangible assets 11,741,658 10,178,289 Investments 14 106,674 106,674 Goodwill 1,064,010 1,064,010 Inventories 15 115,899,517 95,794,446 Other receivables 17 1,521,729 1,519,692 Other assets 402,504 470,309 Total non-current assets 1,686,436,580 1,703,811,979 Current assets Inventories 15 345,030,837 343,741,359 Other receivables 17 29,359,596 43,648,415 Trade accounts receivable 18 103,009,179 89,759,653 Investments 14 18,552,490 25,302,725 Cash and banks 10,302,374 11,405,198 Total current assets 506,254,476 513,857,350 Total assets 2,192,691,056 2,217,669,329 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 2

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF JUNE 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	30.06.2026	31.12.2025
SHAREHOLDERS' EQUITY AND LIABILITIES			
Capital stock and other capital related accounts	19	406,418,015	406,418,015
Reserves		840,583,504	813,025,846
Retained earnings		51,245,312	27,557,658
Equity attributable to the owners of the Company		**1,298,246,831**	**1,247,001,519**
Non-controlling interests		(2,061,263)	(1,234,235)
Total shareholders' equity		**1,296,185,568**	**1,245,767,284**
LIABILITIES			
Non-current liabilities			
Borrowings	20	255,913,508	191,201,005
Lease liabilities	13	1,445,014	1,552,248
Provisions	22	14,062,057	16,435,331
Salaries and social security payables		374,522	2,288,402
Tax liabilities	23	4,318,395	5,193,646
Other liabilities	24	1,061,508	1,248,913
Deferred tax liabilities	10	394,520,770	396,314,815
Total non-current liabilities		**671,695,774**	**614,234,360**
Current liabilities			
Borrowings	20	46,591,580	156,892,451
Lease liabilities	13	1,938,380	2,576,720
Accounts payable	21	107,301,744	138,083,292
Advances from customers		11,734,497	16,854,441
Salaries and social security payables		24,056,275	28,464,091
Tax liabilities	23	31,708,028	13,274,439
Other liabilities	24	1,479,210	1,522,251
Total current liabilities		**224,809,714**	**357,667,685**
Total liabilities		**896,505,488**	**971,902,045**
Total shareholders' equity and liabilities		**2,192,691,056**	**2,217,669,329**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF JUNE 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions											
	Capital Stock	Capital adjustments	Share premium	Treasury stocks trading premium	Merger premium	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2026	**58,348**	**144,109,222**	**213,640,154**	**575,333**	**48,034,958**	**29,453,357**	**229,907**	**783,342,582**	**27,557,658**	**1,247,001,519**	**(1,234,235)**	**1,245,767,284**
Resolved by Ordinary General Shareholders' Meeting dated April 23, 2026:												
Optional reserve	-	-	-	-	-	-	-	27,557,658	(27,557,658)	-	-	-
Net income for the period	-	-	-	-	-	-	-	-	51,245,312	51,245,312	(827,028)	50,418,284
Balances as of June 30, 2026	**58,348**	**144,109,222**	**213,640,154**	**575,333**	**48,034,958**	**29,453,357**	**229,907**	**810,900,240**	**51,245,312**	**1,298,246,831**	**(2,061,263)**	**1,296,185,568**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF JUNE 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions											
	Capital Stock	Capital adjustments	Share premium	Treasury stocks trading premium	Merger premium	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2025	**58,348**	**144,109,222**	**213,640,154**	**575,333**	**48,034,958**	**29,453,357**	**229,907**	**546,922,924**	**236,419,658**	**1,219,443,861**	**(341,443)**	**1,219,102,418**
Resolved by Ordinary General Shareholders' Meeting dated April 23, 2025:												
Optional reserve								236,419,658	(236,419,658)	-	-	-
Net income for the period									30,931,988	30,931,988	(333,090)	30,598,898
Balance as of June 30, 2025	**58,348**	**144,109,222**	**213,640,154**	**575,333**	**48,034,958**	**29,453,357**	**229,907**	**783,342,582**	**30,931,988**	**1,250,375,849**	**(674,533)**	**1,249,701,316**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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30.06.2026 30.06.2025 CASH FLOWS FROM OPERATING ACTIVITIES Net profit for the period 50,418,284 30,598,898 Adjustments to reconcile net profit to net cash generated by operating activities Income tax expense 28,039,372 13,920,714 Depreciation and amortization 51,954,489 45,331,236 Provisions 378,151 3,371,241 Exchange rate differences 4,023,248 38,180,876 Interest expense 19,884,519 19,497,143 Income on disposal of property, plant and equipment (33,253) (151,000) Loss (recovery) for derecognition of allowance for contributions paid to F.F.F.S.F.I. 555,152 (289,633) Gain on net monetary position (57,705,863) (58,784,083) Changes in operating assets and liabilities Inventories (12,721,067) (23,171,977) Other receivables 5,619,020 (1,286,680) Trade accounts receivable (29,452,730) (15,664,061) Advances from customers (3,754,892) 176,768 Accounts payable (4,956,594) (13,177,941) Salaries and social security payables (2,553,383) (5,876,103) Provisions (371,613) (1,231,218) Tax liabilities (945,240) 4,675,923 Other liabilities 112,079 434,515 Income tax paid (9,346,608) (68,175,136) Net cash generated by (used in) operating activities 39,143,071 (31,620,518) CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from disposal of property, plant and equipment 982,586 785,596 Payments to acquire property, plant and equipment (19,753,534) (37,786,139) Payments to acquire intangibles assets (2,869,157) (2,782,882) Payments to acquire investments (410,695) - Contributions to F.F.F.S.F.I. (625,391) (880,122) Net cash used in investing activities (22,676,191) (40,663,547) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowings 65,429,445 150,798,246 Issuance of corporate bonds 92,345,802 - Interest paid (19,081,430) (18,810,670) Lease payments (1,275,136) (1,266,868) Repayment of borrowings and corporate bonds (150,532,679) (48,626,712) Net cash (used in) generated by financing activities (13,113,998) 82,093,996 Net increase in cash and cash equivalents 3,352,882 9,809,931 Cash and cash equivalents at the beginning of the period (Note 25) 36,707,923 13,147,319 Effect of restating in constant currency of cash and cash equivalents (10,323,231) (2,810,895) Effects of the exchange rate differences on cash and cash equivalents in foreign currency (1,296,612) 1,080,152 Cash and cash equivalents at the end of the period (Note 25) 28,440,962 21,226,507 Note 26 includes non-cash transactions The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 6

1. LEGAL INFORMATION Legal address: Loma Negra Compañía Industrial Argentina S.A. (hereinafter “Loma Negra”, “the Company” or “the Group”) is a corporation organized under the laws of the Argentine Republic with legal address in Boulevard Cecilia Grierson 355, 4th. Floor, City of Buenos Aires, Argentina. Fiscal year number: Fiscal year number 102, beginning January 1, 2026. Principal business of the Company: The Company and its subsidiaries, are referred to in these consolidated condensed interim financial statements as “the Group”. The main activity of the Group is the manufacturing and selling of cement and its derivatives, as well as the extraction of mineral resources that are used in the production process. At present, the Group has 8 cement factories in Argentina, in the provinces of Buenos Aires, Neuquén, San Juan and Catamarca. The Company also has mobile concrete plants that adapt to customer construction projects at all times. The Group, through Cofesur S.A.U., has a controlling interest in Ferrosur Roca S.A., a company whose capital is held by Cofesur S.A.U. with 80%, the National State with a 16% interest, and 4% has been transferred by the latter to the workers through a trust created for such purpose. Ferrosur Roca S.A. operates the railway cargo network of Ferrocarril Roca under a concession granted by the Argentine government in 1993 for a term of 30 years until March 2023, which allows access of several of Loma Negra’s cement production plants to the railway network. As a result of the National Government’s decision to put an end to the existing railway concession system in Argentina and shift to an open access model with the participation of private rail operators, the National Government decided not to grant extensions to the current concession contracts in the country. However, the Ministry of Transport published several resolutions precariously extending for periods between 12 and 18 months the concessions granted to various concessionaires, including Ferrosur Roca S.A. In July 2025, following a proposal from Nuevo Central Argentino S.A. to modify the terms of its concession contract, the Ministry of Economy granted Nuevo Central Argentino S.A. a formal extension of the concession until December 21, 2032. The resolution also instructed the Undersecretariat of Rail Transport to invite the remaining concessionaires, including Ferrosur Roca S.A. and Ferroexpreso Pampeano S.A., to submit similar contractual adjustment proposals, which could result in a longer-term formal renewal. Ferrosur submitted a letter outlining several relevant issues concerning the concession, which went unanswered by the administration. Subsequently, on April 29, 2026, via Resolution 549/2026, the Ministry of Economy once again extended FEPSA’s concession until April 30, 2027—or such earlier date as a new contracting model might be established—and revoked the requirement for Ferrosur to submit a proposal for a contractual adjustment. Notwithstanding this, the current scheme of ten precarious and time-limited renewals, currently in effect until September 2025, was further extended by Resolution 52/2025 of the Secretariat of Transportation, extending the concession term of Ferrosur Roca S.A. until September 10, 2026, or an earlier date on which a new contracting model could be established. This resolution was challenged by Ferrosur through a motion for reconsideration, in which it alleged multiple breaches by the National Government and discriminatory treatment of Ferrosur. To date, the motion remains unresolved. Furthermore, the Undersecretariat of Transportation initiated the process to analyze, coordinate, and design a new contractual framework for the relationship between the National Government and the private sector for the operation of the current section of the National Railway Network under concession to Ferrosur Roca S.A. The Group has assessed potential business scenarios, based on its intention to continue providing railway services, and no significant impact is expected as of the issuance date of these consolidated financial statements (Note 30). The Group also includes Recycomb S.A.U., a company engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 7

Date of registration in the Argentine General Inspection of Justice (IGJ): - Registration of the bylaws: August 5th, 1926, under N° 38, Book 46. - Last amendment registered to the bylaws: September 26th, 2023, under N° 16,416, Book 114, of Companies by shares. - Correlative Number of Registration with the IGJ: 1,914,357. - Tax identification number [CUIT]: 30-50053085-1. - Date of expiration: July 3, 2116. Parent company: InterCement Trading e Inversiones Argentina S.L. with 52.1409% of the Company’s capital stock and votes. The InterCement Group underwent a reorganization process involving its controlling shareholder and some of its subsidiaries. Following an attempt to reach an agreement with its creditors through an out-of-court process, a judicial reorganization process was initiated in Brazil. On October 6, 2025, our indirect controlling shareholder, InterCement Participações S.A., announced that the Creditors' Meeting held that day approved a judicial reorganization plan that was confirmed by the bankruptcy court on December 12, 2025. Subsequently, on April 6, 2026 , we were informed that in accordance with the judicial reorganization plan, an extraordinary shareholders’ meeting of InterCement Participações S.A. approved, among other matters, a capital increase and the consequent issuance new shares, which were subscribed by certain creditors of InterCement Participações S.A. who elected to receive shares as a form of payment, and the redemption of all shares owned by Mover, its former controlling shareholder. Accordingly, while InterCement Trading e Inversiones Argentina, S.L. remains our direct controlling shareholder and continues to hold the same stake, there is no controlling shareholders of InterCement Participações S.A. Capital structure: As of June 30, 2026, the subscribed for and paid in capital amounts to $ 58,348,315.10, represented by 583,483,151 book-entry common shares with a nominal value of $ 0.10 each, and each entitling to one vote. 2. BASIS OF PREPARATION 2.1. Basis of preparation The accompanying consolidated condensed interim statement of financial position as of June 30, 2026, the consolidated condensed interim statement of profit or loss and other comprehensive income, consolidated condensed interim statement of changes in equity and of cash flows for the six month period ended June 30, 2026 and the notes to the consolidated condensed interim financial statements (hereinafter, the “interim financial statements”) are unaudited and have been prepared as interim financial information. These interim financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, pursuant to the provisions in Technical Resolution No. 26 (as amended) issued by the Argentine Federation of Professional Councils of Economic Sciences [FACPCE] and the Regulations issued by the Argentine Securities Commission [“Comisión Nacional de Valores” (CNV)]. Consequently, not all of the disclosures required in accordance with International Financial Reporting Standards (“IFRS”) for annual financial statements are included herein, hence, these consolidated condensed interim financial statements shall be read in conjunction with the Group’s consolidated financial statements for the fiscal year ended December 31, 2025 issued on March 5, 2026. In the opinion of the Group’s Management, these unaudited consolidated condensed interim financial statements include all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented. The financial information as of December 31, 2025 presented in these unaudited consolidated condensed interim financial statements arises from our audited consolidated financial statements for the fiscal year ended December 31, 2025, restated in closing currency of the reported period, following the guidelines in IAS 29. Such guidelines have been described in Note 2.2 to our consolidated financial statements as of December 31, 2025. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 8

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

The results of operations for the six-month period ended June 30, 2026 do not necessarily reflect the results for the full year. The Company believes that the disclosures are appropriate and adequate to consider that the information presented is not misleading.

These consolidated condensed interim financial statements were approved for issue by the Board of Directors on August 6, 2026, the date when the interim financial statements were available for issuance.

As a consequence of the activities in which the Group is engaged, its transactions do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, the volume of sales in Argentina has historically showed a slight increase.

2.2. Basis of consolidation

These interim financial statements include the unaudited consolidated condensed interim statement of financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation and the subsidiaries are the same as for the Company's audited consolidated financial statements for the year ended December 31, 2025.

The consolidated information disclosed in these consolidated condensed interim financial statements include the following subsidiaries:

	Main bussines	Country	% of direct and indirect ownership as of		
			30.06.2026	31.12.2025	30.06.2025
Subsidiary name:					
Cofesur S.A.U.	Investment	Argentina	100	100	100
Ferrosur Roca S.A. (1)	Rail freight transportation	Argentina	80	80	80
Recycomb S.A.U.	Waste recycling	Argentina	100	100	100

(1) Directly controlled by Cofesur S.A.U.

Below is a summary of the financial information of Ferrosur Roca S.A., a subsidiary with material non-controlling interests.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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30.06.2026 31.12.2025 Current assets 23,767,918 20,573,296 Non-current assets 21,064,650 24,708,966 Total assets 44,832,568 45,282,262 Current liabilities 45,947,893 40,738,526 Non-current liabilities 821,235 1,979,657 Total liabilities 46,769,128 42,718,183 Equity attributable to the owners of the company (1,549,248) 2,051,263 Non-controlling interests (387,312) 512,816 Total shareholders’ equity and liabilities 44,832,568 45,282,262 30.06.2026 30.06.2025 Six month period Sales revenues 45,275,144 42,946,261 Financial results, net 696,518 (1,543,770) Depreciations (3,459,873) (2,025,842) Income tax 1,054,956 1,347,955 (Loss) profit for the period (4,435,842) (1,966,146) 30.06.2026 30.06.2025 Six month period Net cash generated by (used in) operating activities 2,481,856 (3,415,882) Net cash used in investing activities (2,393,810) (6,524,505) Net cash generated by financing activities 31,004 9,619,474 Financial and holding results used in cash (109,469) (71,247) 2.3. Accounting policies These consolidated condensed interim financial statements have been prepared using the same accounting policies and criteria used in the preparation of the audited consolidated financial statements for the year ended December 31, 2025, except for the adoption of new standards and interpretations effective as of January 1, 2026, if any. 2.3.1. Application of new and revised International Financial Reporting Standards (IFRS) - Adoption of new and revised IFRS The Group has adopted all of the new and revised standards and interpretations issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and that are mandatorily effective as of June 30, 2026, as described in Note 2.4 to the Group's annual consolidated financial statements as of December 31, 2025. The Group has not opted for early adoption of any other standard, interpretation or amendment that has been issued but is not yet in force. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 10

- New standards New standards and interpretations are those issued during the six-month period ended June 30, 2026 and the standards and interpretations issued but not mandatory as of that date are described in Note 2.4 to the consolidated financial statements as of December 31, 2025. 3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY In the application of the Group´s accounting policies, the Group´s management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates. In the ordinary course of its business, the Group selects tax criteria and accounting positions based on a reasonable interpretation of current regulations, also taking into account the opinion of its tax and legal advisors together with the evidence available up to the date of issue of these financial statements. However, there may be situations in which the assessment that a third party could make of them and the eventual realization of damage to the Group is uncertain. For such cases, the Group has not made a provision as it is not required by current accounting standards. Underlying estimates and assumptions are continuously reviewed. Changes in estimates are accounted for prospectively. The unaudited consolidated condensed interim financial statements reflect all adjustments which are, in the opinion of Management, necessary to make a fair presentation of the results for the interim periods presented. There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2025. 4. REVENUES 30.06.2026 30.06.2025 Six month period Sales of goods 887,013,885 807,850,757 Domestic market 886,811,694 807,519,628 External customers 202,191 331,129 Services rendered 27,847,267 23,515,620 (-) Bonuses / Discounts (443,271,723) (367,324,805) Total 471,589,429 464,041,572 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 11

5. COST OF SALES 30.06.2026 30.06.2025 Six month period Inventories at the beginning of the year 439,535,805 413,063,516 Finished products 13,672,206 13,373,790 Products in progress 81,651,350 72,922,237 Raw materials, materials, fuel and spare parts 344,212,249 326,767,489 Purchases and production expenses for the period 386,431,256 385,310,401 Inventories at the end of the period (460,930,354) (442,938,643) Finished products (14,274,939) (12,659,228) Products in progress (91,335,655) (86,444,386) Raw materials, materials, fuel and spare parts (355,319,760) (343,835,029) Cost of sales 365,036,707 355,435,274 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 12

The detail of production expenses is as follows: 30.06.2026 30.06.2025 Six month period Fees and compensation for services 3,109,364 3,931,013 Salaries, wages and social security contributions 63,986,168 64,566,856 Transport and travelling expenses 3,983,651 4,350,608 Data processing 253,012 196,397 Taxes, contributions and commissions 7,517,014 7,186,116 Depreciation and amortization 57,211,286 46,848,520 Preservation and maintenance costs 39,591,288 38,201,425 Communications 528,524 461,533 Leases 580,401 532,275 Employee benefits 2,535,366 2,749,951 Water, natural gas and energy services 145,577 57,542 Freight 35,295,206 36,250,422 Fuel 39,944,938 40,227,729 Insurance 1,574,634 1,594,164 Packaging 16,307,068 11,608,258 Electrical power 26,470,168 27,314,454 Contractors 33,161,262 34,758,024 Canon (concession fee) 374,339 415,680 Security 2,104,379 2,691,379 Others 6,090,039 6,355,992 Total 340,763,684 330,298,338 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 13

6. SELLING AND ADMINISTRATIVE EXPENSES 30.06.2026 30.06.2025 Six month period Managers and directors compensation and fees 6,317,759 4,474,397 Fees and compensation for services 3,911,103 4,781,626 Salaries, wages and social security contributions 14,542,060 13,751,430 Transport and travelling expenses 636,815 708,706 Data processing 3,050,707 2,801,384 Advertising expenses 2,593,241 1,971,349 Taxes, contributions and commissions 10,481,245 10,571,648 Depreciation and amortization 3,416,684 2,983,266 Preservation and maintenance costs 183,080 125,772 Communications 298,437 326,451 Leases 346,166 598,441 Employee benefits 616,556 294,609 Water, natural gas and energy services 42,813 55,381 Freight 4,837,671 5,437,683 Insurance 2,343,416 2,033,433 Allowance for doubtful accounts 33,864 3,748 Others 1,097,796 960,434 Total 54,749,413 51,879,758 7. OTHER GAIN AND LOSSES 30.06.2026 30.06.2025 Six month period Gain on disposal of property, plant and equipment 33,253 151,000 Donations (380,504) (315,744) Gain on tax credit acquired 148,329 1,181,976 Contingencies 150,106 (544,710) Leases 1,140,159 910,105 ADSs program 1,286,059 961,741 Miscellaneous 296,922 470,428 Total 2,674,324 2,814,796 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 14

8. TAX ON BANK ACCOUNTS DEBITS AND CREDITS The general tax rate on bank debits and credits is 0.6% for the amounts debited and credited in the bank accounts of the Group. For the amounts debited and credited, 33% of both items may be taken as payment on account of other taxes. The 67% of the tax paid is included in this line item in the statement of profit or loss and other comprehensive income. 9. FINANCIAL RESULTS, NET 30.06.2026 30.06.2025 Six month period Exchange rate differences Foreign exchange gains 775,516 2,757,469 Foreign exchange losses (6,646,296) (46,968,433) Total (5,870,780) (44,210,964) Financial income Interest from short-term investments 474,024 298,354 Unwinding of discounts on provisions and liabilities 683,969 1,217,193 Total 1,157,993 1,515,547 Financial expenses Interest on borrowings (19,616,931) (19,179,729) Interest on leases (299,614) (361,042) Tax interest (443,044) (38,150) Unwinding of discounts on receivables (1,578,942) (1,808,929) Others (2,101,288) (4,381,839) Total (24,039,819) (25,769,689) 10. INCOME TAX EXPENSE Income tax expense is recognized on the basis of the actual profit for the period and the statutory rate expected at yearend. This criterion does not significantly differ from the criterion established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of year-end. The reconciliation of income tax expense for the six-month periods ended June 30, 2026 and 2025, and which would result from applying the statutory rate in force on the net profit before income tax expense that arises from the condensed interim statement of profit or loss and other comprehensive income for each period is as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 15

30.06.2026 30.06.2025 Total profit before income tax expense 78,457,656 44,519,612 Statutory income tax rate 35% 35 % Income tax at statutory rate (27,460,180) (15,581,864) Adjustments for calculation of the effective income tax: Recovery of tax losses / Unrecognized tax losses 94,562 (31,477) Effects of inflation adjustments for accounting and tax purposes (571,719) 1,688,786 Other non-taxable income or non-deductible expense, net (102,035) 3,841 Total income tax expense (28,039,372) (13,920,714) INCOME TAX Current (29,833,417) (16,523,965) Deferred 1,794,045 2,603,251 Total (28,039,372) (13,920,714) Likewise, the breakdown of deferred income as of June 30, 2026 and December 31, 2025 is as follows: 30.06.2026 31.12.2025 Deferred tax assets Loss carryforward 9,220,008 9,637,682 Allowance for tax loss carryforwards (3,539,951) (4,246,780) Provisions 3,135,772 3,847,785 Salaries and social security payables 232,240 919,139 Other liabilities 713,008 742,232 Others 2,234,536 3,306,592 Total deferred tax assets 11,995,613 14,206,650 30.06.2026 31.12.2025 Deferred tax liabilities Property, plant and equipment (308,209,152) (317,928,738) Inventories (97,612,910) (91,207,123) Others (694,321) (1,385,604) Total deferred tax liabilities (406,516,383) (410,521,465) Total net deferred tax liabilities (394,520,770) (396,314,815) The Group carries tax losses for a total of 26,342,880, of which 33,353 expires in 2026, 9,843,722 in 2027, 23,007 in 2028, 214,065 in 2029, 12,972,431 in 2030 and 3,256,302 in 2031. As of June 30, 2026, an impairment has been recognized for a total of 10,114,147 (3,539,951 in tax terms). LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 16

11. EARNINGS PER SHARE Basic and diluted earnings per share The earnings and the weighted average number of common shares used in the calculation of basic and diluted earnings per share are as follows: Six months Three months 30.06.2026 30.06.2025 30.06.2026 30.06.2025 Profit attributable to the owners of the parent company used in the calculation of earnings per share - basic and diluted 51,245,312 30,931,988 7,467,504 530,607 Weighted average number of common shares for purposes of basic and diluted earnings per share (in thousands) 583,483 583,483 583,483 583,483 Basic and diluted earnings per share (in pesos) 87.8266 53.0127 12.7982 0.9094 12. PROPERTY, PLANT AND EQUIPMENT 30.06.2026 31.12.2025 Cost 4,117,766,589 4,098,369,141 Accumulated depreciation (2,565,586,126) (2,507,477,793) Total 1,552,180,463 1,590,891,348 Land 20,611,324 20,611,324 Plant and buildings 297,624,997 302,930,503 Machinery, equipment and spare parts 1,084,401,932 1,112,513,048 Transport and load vehicles 23,778,584 27,287,648 Furniture and fixtures 1,366,317 1,596,962 Quarries 118,911,813 120,066,346 Tools 1,384,595 1,725,550 Construction in progress 4,100,901 4,159,967 Total 1,552,180,463 1,590,891,348 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 17

13. RIGHT OF USE OF ASSETS AND LEASE LIABILITIES The Group has entered into lease agreements primarily for the lease of offices and premises. The evolution of the right of use of assets and lease liabilities as of June 30, 2026 and December 31, 2025 is as follows: 30.06.2026 31.12.2025 Lease liabilities: At the beginning of the period / year 4,128,968 4,898,168 Additions 1,092,997 1,055,560 Interest accrued in the period / year 299,614 765,199 Foreign exchange loss 59,391 1,368,219 Gain on net monetary position (550,543) (1,240,477) Decrease (371,897) - Payments (1,275,136) (2,717,701) At the end of the period / year 3,383,394 4,128,968 30.06.2026 31.12.2025 Right of use assets: At the beginning of the period / year 3,787,211 4,882,421 Additions 1,092,997 1,055,560 Decrease (297,945) - Depreciations (1,062,238) (2,150,770) At the end of the period / year 3,520,025 3,787,211 14. INVESTMENTS 30.06.2026 31.12.2025 Non-current Investments in other companies - Cementos del Plata S.A. 106,674 106,674 Total 106,674 106,674 30.06.2026 31.12.2025 Current Short-term investments -Mutual funds in dollars 10,147,388 22,801,377 - Mutual funds in pesos 7,865,685 2,406,422 -Short-term investments in foreign currency 125,515 94,926 -Short-term investments in pesos 413,902 - Total 18,552,490 25,302,725 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 18

**LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF JUNE 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)**

15. INVENTORIES

	30.06.2026	31.12.2025
Non-current		
Spare parts	117,689,162	97,614,646
Allowance for obsolete inventories	(1,789,645)	(1,820,200)
Total	**115,899,517**	**95,794,446**

	30.06.2026	31.12.2025
Current		
Finished products	14,274,939	13,672,206
Products in progress	91,335,655	81,651,350
Raw materials, materials and spare parts	208,999,295	217,793,377
Fuels	30,420,948	30,624,426
Total	**345,030,837**	**343,741,359**

16. RELATED PARTY TRANSACTIONS AND BALANCES

The outstanding balances between the Group and related parties as of June 30, 2026 and December 31, 2025 are as follows:

	30.06.2026	31.12.2025
Related companies:		
InterCement Brasil S.A.		
Accounts payable	(270,324)	(317,882)
InterCement Trading e Inversiones S.A.		
Other receivables	3,093,738	3,560,917
Accounts payable	(1,174,706)	(1,752,533)
Intercement Participações S.A.		
Other receivables	3,718,452	4,279,967
Accounts payable	(3,837,498)	(4,061,094)
InterCement Trading e Inversiones Argentina S.L.		
Other receivables	4,850,576	2,416,708
Sociedad Argentina de Construcción y Desarrollo Estratégico S.A (*)		
Trade accounts receivable	265,863	-
Pampa Energía S.A. (*)		
Accounts payable	(100,909)	-

Summary of balances as of June 30, 2026 and December 31, 2025 is as follows:

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

19

30.06.2026 31.12.2025 Trade accounts receivable 265,863 - Other receivables 11,662,766 10,257,592 Accounts payable (5,383,437) (6,131,509) (*) Considered a related party as of April 6, 2026 (Note 1). The transactions between the Group and related parties for the six month period ended June 30, 2026 and 2025 are detailed as follows: 30.06.2026 30.06.2025 Sociedad Argentina de Construcción y Desarrollo Estratégico S.A - sales 367,065 - Pampa Energía S.A. - purchases (1,431,257) - The amount recognized in the consolidated statement of profit or loss and other comprehensive income related to key management salaries, wages and fees amounted to 5,744,721 and 3,858,792 for the six-month periods ended June 30, 2026 and 2025, respectively. The Group did not recognize any expense in the current period, or in previous ones, regarding bad or doubtful accounts related to amounts owed by related parties. The outstanding amounts as of June 30, 2026 are not secured and will be settled in cash. No guarantees have been granted or received on the outstanding balances. 17. OTHER RECEIVABLES 30.06.2026 31.12.2025 Non-current Advances to suppliers 651,860 380,658 Tax credits 218,817 417,887 Contributions to the Trust Fund to Strengthen the Inter-urban Railroad System (F.F.F.S.F.I.) 1,607,586 1,279,893 Prepaid expenses 651,052 709,293 Guarantee deposits - 11,854 Subtotal 3,129,315 2,799,585 Allowance for doubtful receivables (1,607,586) (1,279,893) Total 1,521,729 1,519,692 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 20

30.06.2026 31.12.2025 Current Income tax credits - 16,374,226 Turnover tax credits 1,564,730 1,087,351 Value added tax credits - 2,343,545 Related parties’ receivables (Note 16) 11,662,766 10,257,592 Prepaid expenses 3,507,834 1,319,042 Reimbursements receivable 83,589 44,497 Advances to suppliers 4,464,017 4,461,996 Salaries advances and loans to employees 99,860 130,404 ADSs service fee receivable 900,486 1,093,925 Receivables from sales of property, plant and equipment 3,087,868 4,038,139 Miscellaneous 3,988,446 2,497,698 Total 29,359,596 43,648,415 18. TRADE ACCOUNTS RECEIVABLE 30.06.2026 31.12.2025 Accounts receivable 102,554,974 89,578,374 Related parties (Note 16) 265,863 - Accounts receivable in litigation 5,835,937 6,736,160 Notes receivable 231,581 270,593 Foreign customers 33,199 - Subtotal 108,921,554 96,585,127 Allowance for doubtful accounts (5,912,375) (6,825,474) Total 103,009,179 89,759,653 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 21

19. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTS 30.06.2026 31.12.2025 Capital 58,348 58,348 Adjustment to capital 144,109,222 144,109,222 Share premium 213,640,154 213,640,154 Treasury stocks trading premium 575,333 575,333 Merger premium 48,034,958 48,034,958 Total 406,418,015 406,418,015 The issued, paid-in and registered capital, consists of: Common stock with a face value of $ 0.1 per share and entitled to 1 vote each, fully paid-in (in thousand) 583,483 583,483 20. BORROWINGS 20.1. Composition of borrowings 30.06.2026 31.12.2025 Borrowings - In foreign currency 263,585,985 296,766,803 - In local currency 38,919,103 51,326,653 Total 302,505,088 348,093,456 Non-current borrowings 255,913,508 191,201,005 Current borrowings 46,591,580 156,892,451 Total 302,505,088 348,093,456 20.2. Detail of borrowings LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 22

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	30.06.2026				31.12.2025
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in foreign currency - US$					
Import financing	Loma Negra C.I.A.S.A.	11.50%	Sep-26	63,005	-
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	5,804,266
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	183,825
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	1,391,046
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	41,084
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Aug-26	73,472	81,445
Total borrowings in foreign currency				**136,477**	**7,501,666**

	30.06.2026				31.12.2025
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in local currency					
Bank overdrafts	Ferrosur Roca S.A.	24.91%	Jul-26	16,869,892	16,816,715
Bank overdrafts	Loma Negra C.I.A.S.A.	39.97%	Jul-26	33,866	3,457,569
Securities-guaranteed	Loma Negra C.I.A.S.A.	22.34%	Jul-26	22,015,345	31,052,369
Total borrowings in local currency				**38,919,103**	**51,326,653**

	30.06.2026				31.12.2025
	Company	Rate	Last maturity date	Amount	Amount
Corporate notes - US$					
Serie – Class 3	Loma Negra C.I.A.S.A.	-	-	-	74,838,223
Serie – Class 4	Loma Negra C.I.A.S.A.	-	-	-	17,126,684
Serie – Class 5	Loma Negra C.I.A.S.A.	8.00%	Jul-27	172,514,045	197,300,230
Serie – Class 6	Loma Negra C.I.A.S.A.	6.50%	Jan-29	90,935,463	-
Total corporate bonds in foreing currency				**263,449,508**	**289,265,137**
Total				**302,505,088**	**348,093,456**

	30.06.2026	31.12.2025
Summary of borrowings by Company:		
Loma Negra C.I.A.S.A.	285,635,196	331,276,741
Ferrosur Roca S.A.	16,869,892	16,816,715
Total	**302,505,088**	**348,093,456**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

23

On January 23, 2026, the Group issued Class 6 Corporate Bonds in dollars for a total amount of US$60,000,000, with a fixed annual nominal interest rate of 6.5% payable semi-annually, and maturing on January 23, 2029. The corporate bonds were subscribed and integrated (i) in kind through the delivery of Class 3 corporate bonds for an amount of US$2,844,941 and (ii) in cash in US dollars for a total sum of US$57,059,291. The exchange ratio of the Class 3 corporate notes was 103.37 of face value for every 100 delivered, respectively. The exchange ratio includes interest accrued from the last interest payment date of the corporate bonds to the issuance and settlement date, exclusive. 20.3. Movements of borrowings The movements of borrowings for the six-month period ended June 30, 2026 are as disclosed below: Balances as of January 1, 2026 348,093,456 New borrowings 65,429,445 Issuance of corporate bonds 92,345,802 Interest accrued 19,614,395 Effect of exchange rate differences 2,741,198 Gain on net monetary position (56,105,099) Interest payments (19,081,430) Principal payments (150,532,679) Balances as of June 30, 2026 302,505,088 As of June 30, 2026, the long-term borrowings have the following maturity schedule: Fiscal year 2027 167,285,395 2029 88,628,113 Total 255,913,508 21. ACCOUNTS PAYABLE 30.06.2026 31.12.2025 Current Suppliers 89,764,411 100,040,913 Related parties (Note 16) 5,383,437 6,131,509 Accounts payable for investments in property, plant and equipment 491,264 462,548 Expenses accrual 11,662,632 31,448,322 Total 107,301,744 138,083,292 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 24

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

22. PROVISIONS

	30.06.2026	31.12.2025
Labor and social security	2,361,770	3,338,045
Environmental restoration	10,494,610	11,691,296
Civil and others	1,205,677	1,405,990
Total	**14,062,057**	**16,435,331**

Changes in the provisions were as follows:

	Labor and social security	Environmental restoration	Civil and other	Total
Balances as of December 31, 2025	3,338,045	11,691,296	1,405,990	16,435,331
Increases / (recovery)	(374,247)	475,781	242,752	344,286
Gain on net monetary position	(487,715)	(1,656,316)	(201,916)	(2,345,947)
Uses (*)	(114,313)	(16,151)	(241,149)	(371,613)
Balances as of June 30, 2026	**2,361,770**	**10,494,610**	**1,205,677**	**14,062,057**

(*) Includes the application of provisions to their specific purposes.

23. TAX LIABILITIES

	30.06.2026	31.12.2025
Non-current		
Payment plans	4,318,395	5,193,646
Total	**4,318,395**	**5,193,646**
Current		
Income tax	17,311,798	1,073,514
Value added tax	5,812,159	566,327
Turnover tax	-	30,910
Other taxes, withholdings and perceptions	8,370,393	11,373,587
Payment plans	213,678	230,101
Total	**31,708,028**	**13,274,439**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
25

24. OTHER LIABILITIES 30.06.2026 31.12.2025 Non-current Benefit plans 703,672 822,212 Termination payment plans 357,836 426,701 Total 1,061,508 1,248,913 Current Termination payment plans 987,624 871,749 Dividends payable to third parties minority 223,891 261,607 Others 267,695 388,895 Total 1,479,210 1,522,251 25. CASH AND CASH EQUIVALENTS For purposes of the consolidated condensed interim statement of cash flows, cash and cash equivalents include cash, banks accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition) held to settle short term liabilities, which are easily convertible into cash and that have low risk of changes in their value. Cash and cash equivalents at the end of each reporting period/year as shown in the consolidated condensed interim statement of cash flows can be reconciled to the related items in the consolidated condensed interim statement of financial position as follows: 30.06.2026 31.12.2025 Cash and banks 10,302,374 11,405,198 Cash equivalent short-term investments 18,138,588 25,302,725 Cash and cash equivalents 28,440,962 36,707,923 26. NON-CASH TRANSACTIONS Below is a detail of the transactions that did not involve cash flow movements during the six-month periods ended June 30, 2026 and 2025, respectively: 30.06.2026 30.06.2025 - Right of use of assets 1,092,997 422,862 - Acquisitions of property, plant and equipment financed with trade payables 491,264 1,117,132 27. SEGMENT INFORMATION The Group has adopted IFRS 8 – “Operating Segments”, that require operating segments to be identified on the basis of internal reports regarding components of the Group that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance. This analysis is based on monthly information concerning historical figures of the identified segments. The information reviewed by the LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 26 main decision maker basically consists in the historical details corresponding to each month accumulated until the end of the reporting period. It is for this reason that they differ from the inflation-adjusted figures as described in Note 2.2. For the purposes of managing its business both financially and operatively, the Group has classified the operations of its businesses as follows: i) Cement, masonry cement and lime: this segment includes the results from the cement, masonry cement and lime business, and comprises the procurement of raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions in order to obtain the cement, masonry cement and lime. ii) Concrete: this segment includes the results generated from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination. iii) Aggregates: this segment includes the results generated from the production and sale of granitic aggregates. iv) Railroad: this segment includes the results generated from the provision of the railroad transportation service. v) Others: this segment includes the results of the industrial waste treatment and recycling business to produce materials for use as fuel. 30.06.2026 30.06.2025 Revenues With external customers Cement, masonry cement and lime 378,063,972 278,938,508 Concrete 35,085,378 28,325,831 Railroad 19,332,445 12,824,839 Aggregates 6,292,169 5,570,502 Others 6,980,752 3,900,938 With other segment Cement, masonry cement and lime 10,358,405 8,535,521 Rail services 23,501,479 17,672,312 Aggregates 4,701,757 3,185,732 Others 953,030 634,539 Inter-segment eliminations (39,514,671) (30,028,104) Subtotal 445,754,716 329,560,618 Effect from restatement in constant currency 25,834,713 134,480,954 Total 471,589,429 464,041,572 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 27

30.06.2026 30.06.2025 Cost of sales Cement, masonry cement and lime 238,945,252 178,369,608 Concrete 34,798,628 29,484,757 Railroad 44,007,823 30,257,801 Aggregates 11,824,098 10,392,795 Others 3,077,248 1,959,786 Inter-segment eliminations (39,514,671) (30,028,104) Subtotal 293,138,378 220,436,643 Effect from restatement in constant currency 71,898,329 134,998,631 Total 365,036,707 355,435,274 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 28

30.06.2026 30.06.2025 Selling, administrative expenses and other gains and losses Cement, masonry cement and lime 39,076,149 28,975,636 Concrete 3,026,522 1,261,068 Railroad 2,253,390 1,181,189 Aggregates 142,888 92,730 Others 1,545,981 965,893 Subtotal 46,044,930 32,476,516 Effect from restatement in constant currency 6,030,159 16,588,446 Total 52,075,089 49,064,962 30.06.2026 30.06.2025 Depreciation and amortization Cement, masonry cement and lime 6,350,145 3,506,746 Concrete 2,068,635 189,304 Railroad 2,058,489 498,004 Aggregates 248,387 562,542 Others 23,485 9,077 Subtotal 10,749,141 4,765,673 Effect from restatement in constant currency 41,205,348 40,565,563 Total 51,954,489 45,331,236 30.06.2026 30.06.2025 Sales revenue less cost of sales, selling, administrative expenses and other gains and losses Cement, masonry cement and lime 110,400,976 80,128,785 Concrete (2,739,772) (2,419,994) Railroad (3,427,289) (941,839) Aggregates (973,060) (1,729,291) Others 3,310,553 1,609,798 Subtotal 106,571,408 76,647,459 Effect from restatement in constant currency (52,093,775) (17,106,123) Total 54,477,633 59,541,336 Tax on bank accounts debits and credits (4,973,234) (5,340,701) Financial results, net 28,953,257 (9,681,023) Income tax (28,039,372) (13,920,714) Net profit for the period 50,418,284 30,598,898 In relation to the segregation of profit or loss by geographic segment, the Group carries out its activities and operations in Argentina, exports are not significant. No customer has contributed 10% or more of the Group´s revenue for the six-month periods ended June 30, 2026 and 2025, respectively. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 29

28. FINANCIAL INSTRUMENTS 28.1. Net debt to equity ratio The net debt to equity ratio of the reported period/fiscal year is as follows: 30.06.2026 31.12.2025 Debt (i) 302,505,088 348,093,456 Cash and cash equivalents 28,854,864 36,707,923 Net debt 273,650,224 311,385,533 Equity (ii) 1,296,185,568 1,245,767,284 Net debt to equity ratio 0.21 0.25 (i) Debt is defined as current and non-current borrowings. (ii) Shareholders’ equity includes all the non-controlling interests, which are managed as capital. 28.2. Categories of financial instruments 30.06.2026 31.12.2025 Financial assets At amortized cost: Cash and banks 10,302,374 11,405,198 Investments 539,417 94,926 Accounts receivable and other receivables 121,468,429 107,833,762 At fair value through profit and loss: Investments 18,013,073 25,207,799 Financial liabilities Amortized cost 476,188,164 542,297,458 28.3. Financial risks The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, interest rate risk and price risk considering the current inflation rates), credit risk and liquidity risk. The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed. These consolidated condensed interim financial statements do not include all the information and disclosures on financial risks, therefore, they should be read in conjunction with the Group´s consolidated financial statements for the fiscal year ended December 31, 2025 issued on March 5, 2026. 28.4. Fair value measurement Fair value measurement is described in Note 32.8 to the annual consolidated financial statements as of December 31, 2025. From December 31, 2025 through June 30, 2026, there have been no significant changes in the industry’s economic activity affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or amortized LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 30 cost. In addition, there were no transfers among the different levels of fair value hierarchy to assess the fair value of the Group's financial instruments during the six-month period ended June 30, 2026. The carrying amounts of financial assets and liabilities recognized at amortized cost, included in the consolidated financial statement as of June 30, 2026 approximate to their fair values. Borrowings are measured at amortized cost considering the effective interest rate method, which approximate to their fair value given their cancellation period. 28.5. Exchange risk management The Group carries out transactions in foreign currency and is hence exposed to exchange rate fluctuations, also considering the current exchange regulations in force. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts. The carrying amounts of monetary assets and liabilities stated in currencies other than the functional currency of each company consolidated at the end of the reporting period/year are as follows: 30.06.2026 31.12.2025 Liabilities United States Dollars 293,229,732 318,807,168 Euro 3,602,131 2,022,145 Assets United States Dollars 18,920,608 9,897,649 Euro 15,951 19,282 Reales 102 111 Foreign currency sensitivity analysis The Group is mainly exposed to the US Dollar and Euro, considering that the Group’s functional currency is the Argentine peso. The following table shows the sensitivity of the Group to an increase in the exchange rate of the US dollar and the euro as of June 30, 2026. The sensitivity rate is the rate used when reporting exchange rate risk internally to key management staff and represents management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis includes only outstanding monetary items denominated in foreign currency and adjusts their translation on the balance sheet day for a 25% change in the exchange rate, considering for its calculation the whole of the items of the subsidiaries. Effect of US dollars Euro Loss for the period 68,577,281 896,545 Decrease in of shareholder's Equity 68,577,281 896,545 Additionally, considering the current exchange regulations existing in Argentina, the Group constantly monitors the alternatives for collecting assets and canceling liabilities in foreign currency and their corresponding impacts. The result derived from the use of financial instruments for the cancellation of operations in foreign currency is recognized at the moment in which the Group unconditionally commits or irreversibly executes such cancellation in kind. As of the date of issuance of these financial statements, the use of financial instruments to settle the aforementioned transactions would result in an impact of approximately 1.7% on the financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 31

29. COMMITMENTS The Group’s commitments are described in Note 33 to the annual consolidated financial statements for the fiscal year ended December 31, 2025. 30. FERROSUR ROCA S.A. CONCESSION AND RELATED RAIL SERVICES Ferrosur Roca S.A. is indirectly controlled by the Company, through Cofesur S.A.U. which owns 80% of the interest, 16% of which belongs to the National State and the remaining 4% belongs to the workers of Ferrosur Roca S.A. through a trust created for this purpose. On March 11, 1993, Ferrosur Roca S.A. obtained the concession of the General Roca National Cargo Railway Network with the exception of the Altamirano-Miramar corridor and the urban sections, through the approval of the concession contract formalized by National Executive Branch Decree No. 2681/92, after the presentation made through a national and international tender and formalized to that effect. The area of influence is concentrated in the center and south of the province of Buenos Aires, north of the province of Río Negro and Neuquén. It has access to the ports of Buenos Aires, Dock Sud, La Plata, Quequén, and Bahía Blanca. On February 11, 2025, through Resolution 99/2025, the Ministry of Economy removed from the concession of Ferrosur Roca S.A. the station called Sola and the branch line that connects it from the bridge over the Riachuelo. The term of the concession was 30 years, expiring in March 2023, with the possibility of an extension of 10 additional years. Ferrosur Roca S.A. has renegotiated the Concession Agreement as a result of the renegotiation process for obligations arising from public administration contracts, including those for public works and services, in accordance with Law No. 25,561 and within the framework of ME Resolution No. 20/02 and Decree No. 293/02, subsequently repealed. The Contract Renegotiation Agreement signed between UNIREN (Contract Renegotiation and Analysis Unit) and Ferrosur Roca S.A. was ratified by the National Executive Branch through Decree No. 2017, dated November 25, 2008. On March 8, 2018, and with the due consent of Cofesur S.A.U., Ferrosur Roca S.A. requested the above-mentioned extension, and in line with the bidding terms and conditions and the concession agreement. The concession extension request was reiterated on March 1, 2019. However, as it is mentioned in following paragraphs, the federal government issued diverse regulations with the objective that the national railway network be based on a mixed modality combining public and private cargo operators, where the National State will manage the infrastructure and control the related investments, thus allowing any registered railway operator to provide railway services regardless of who owns or possesses the facilities at the point of loading or destination (the "open access" scheme). In line with this, on March 29, 2021, through Resolution No. 219/2021, the National Commission for the Regulation of Transport (“CNRT”) approved the Regulation of the National Registry of Railway Operators and granted said capacity to Ferrosur Roca S.A. and the other concessionaires that operate the current railway concessions. In accordance with said resolution, once the “open access” scheme is in force, any registered railway operator will be able to provide railway services, as previously mentioned. Subsequently, through Resolution No. 211 of the Ministry of Transport wich was published on June 28, 2021, rejected the request for an extension of the concession contract made by Ferrosur Roca S.A. in 2018, along with similar requests from other existing private railway concessionaires in the country, confirming the termination of all existing concession contracts with private freight railway concessionaires. Likewise, the Ministry of Transport published various resolutions extending for periods of between 12 and 18 months the concessions granted to the various concessionaires, including Ferrosur Roca S.A., by virtue of which the concession period has been extended for the a third time until September 10, 2026, or the earlier date on which a new contracting model could be established. In this regard, on May 16, 2025, the Ministry of Economy granted FEPSA a temporary extension of its concession until April 30, 2026. On July 22, 2025, it granted Nuevo Central Argentino S.A. an LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 32 extension of its concession until December 21, 2032, and instructed the Undersecretary of Rail Transportation to invite Ferrosur Roca S.A. and FEPSA to make a proposal for contractual adjustment in accordance with the terms of Law No. 27,132 and Decree 1027/2018 modified by Decree 478/2025. Ferrosur Roca S.A. submitted a note expressing various relevant issues of the Concession which was not answered by the administration. Subsequently, on April 29, 2026, via Resolution 549/2026, the Ministry of Economy once again extended FEPSA’s concession until April 30, 2027—or such earlier date as a new contracting model might be established—and revoked the requirement for Ferrosur to submit a proposal for a contractual adjustment. Notwithstanding the foregoing, on September 10, 2025, through Resolution 52/2025 of the Secretariat of Transportation, Ferrosur Roca S.A. was notified of the aforementioned extension, and the commencement of proceedings was established to analyze, coordinate, and design a new contractual framework for the relationship between the National Government and the private sector for the operation of the current concession, a process on which there are still no updates. This resolution was challenged by Ferrosur Roca S.A. through a motion for reconsideration, in which it alleged multiple breaches by the National Government and the existence of discriminatory treatment toward Ferrosur Roca S.A. To date, the motion remains unresolved. During the extended period, services will be provided on a provisional basis and may be revoked at any time without generating any subjective right, expectancy right, or precedent in favor of the operators, nor any recognition of any sum for the eventual early revocation of the concession. As of the date of issuance of these financial statements, there are no recorded acts by the National State aimed at generating a new contracting model for either FEPSA or Ferrosur Roca S.A. The following are some additional related general rules: • On July 8, 2024, Law 27,742, known as the “Framework Law,” was published in the Official Gazette, authorizing the National Executive Branch to tender new concessions, including those for the railway system. • Additionally, on June 13, 2024, through Decrees No. 525 and No. 526/2024, the Government declared a state of public emergency in the railway sector for a period of 24 months, subsequently extended by an additional 24 months. This measure, announced through the Official Gazette, aims to "safeguard the operational security of the provision of freight and passenger rail transport services." No new regulations or rules related to the implementation of the aforementioned "open access" scheme have yet been issued. The measure authorizes the Ministry of Transport to carry out "transactional acts and/or compensations within the framework of the final settlement of the Concession Contracts approved by Decrees No. 1144 of June 14, 1991, No. 994 of June 18, 1992, No. 2681 of December 29, 1992, No. 2608 of December 22, 1993, and No. 430 of March 22, 1994, and those signed with the provinces within the framework of Decrees No. 532 of March 27, 1992, and No. 1168 of July 10, 1992.”). • Taking into account all of the above and its intention to continue providing rail services, the Company has reassessed its position. On February 10, 2025, Decree 67/2025 was published, authorizing the Ministry of Economy to proceed with the privatization of Belgrano Cargas y Logística Sociedad Anónima through vertical disintegration and the separation of the activities and assets of each business unit, under the modality of public auction for the sale of rolling stock, and through the execution of public works concession contracts for the tracks and their adjacent properties, and the use of the railway workshops. At present, no subsequent actions such as the publication of tender documents or the opening of bidding processes have been issued. The Group has re-evaluated all accounting estimates, taking into account available information affected by the end of the current concession, and no significant impact are expected to the date. As mentioned before, although the request for an extension has been rejected, the Company has been granted the status of a railway operator and could continue to provide its transport services under that figure or another that may be agreed upon once the concession period has ended, the Group's intention being to continue in the business, making the necessary changes to the business plan to reverse the current situation which is resulting in a deficit due to the alteration of the macroeconomic equation of the Concession Contract. The Group will continue monitoring the new regulations as they come into effect, as well as the progress of ongoing negotiations with the National State and will record any related effect as soon as it is possible to make an estimate. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 33

31. THE ARGENTINE CONTEXT Since the current National Government took office on December 10, 2023, it has implemented a series of structural reforms and economic measures aimed at macroeconomic stabilization. These include the approval of the so-called Framework Law, reforms aimed at modernizing the State and the labor system, the deregulation of strategic sectors, particularly the energy sector, and the implementation of an incentive program for large investments. Fiscal and monetary measures were also adopted to balance public accounts, including a restrictive monetary issuance scheme and modifications to the exchange rate regime to reduce distortions in the foreign exchange market. In this context, during the six-month period ending June 30, 2026, the Argentine economy continued its macroeconomic stabilization process, in an environment characterized by international financial volatility. According to data published by INDEC (National Institute of Statistics and Censuses), accumulated inflation in the semester of 2026 reached approximately 16.85%. Meanwhile, the official exchange rate of the Argentine peso against the US dollar registered a variation during the same period, with the local currency depreciating by approximately 2% when comparing the rates at the beginning and end of the semester. At the close of the interim period, the performance of the main macroeconomic variables continued to be influenced by internal and external factors, including inflation, foreign exchange market behavior, international oil price fluctuations and their impact on local fuel prices, as well as the stability of the international financial environment. 32. OFFICIALLY STAMPED BOOKS As of date of these interim financial statements, for administrative purposes, consolidated financial statements were not yet transcribed in the relevant certified book as well as the copying of certain accounting entries into digital files and the respective records, remain pending. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF JUNE 30, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 34